CynergisTek Makes Advance Payment of Bank Debt and Negotiates New Financing with BMO Harris Bank

Mission Viejo, CA – March 12, 2018 - CynergisTek, Inc. (NYSE AMERICAN: CTEK), a leader in healthcare cybersecurity and information management, today announced that it has modified its debt through a new agreement with BMO Harris Bank, N.A. (BMO). The restructuring included paying off the Company’s Avidbank term loan and 75 percent of the amount due pursuant to promissory notes from the January 2017 acquisition of CynergisTek. Commensurate with this restructuring, Dr. Michael Hernandez has resigned as COO of CynergisTek effective March 12, 2018 and will step down from the Board of Directors to pursue other opportunities. Dr. Hernandez has been working with the leadership team on this transition.

“I want to welcome our new business partner BMO and I look forward to what we’ll be able to do together,” stated Mac McMillan, CEO of CynergisTek. “Change is an inevitable component of business and great organizations plan for it. In addition to taking this step with BMO this year we’ve also taken decisive steps to strengthen our management team and our ability to grow. Angela Rivera and David Finn are already having a positive impact and this new partnership with BMO will better position us to execute our strategy in 2018 and beyond.”

“This new banking relationship will allow us to optimize our capital structure to align both our business and financial strategies, focusing on long term growth for the Company,” stated Paul Anthony, CFO of CynergisTek. “With BMO, we will have a partner who can bring added advisory services which will be essential as we execute on our strategic initiatives.  We feel these initiatives will best serve the interest of the Company and our shareholders. This transaction also demonstrates Mr. McMillan’s commitment to the business as a shareholder with his agreement to reduce contingent cash obligations payable to him via the original earnout provision of the CynergisTek acquisition agreement.”

Below is a summary of the transaction:

1.Issuance of a new 4.5 year $17,250,000 term loan and a $5,000,000 revolving line of credit from BMO (BMO Harris Bank, N.A.)

2.Repayment in full and cancellation of the current Avidbank term loan and line of credit

3.Repayment of $6,750,000 of the amounts due under promissory notes to Mr. Mac McMillan and Dr. Michael Hernandez

4.Extension of the maturity of the remaining $2,250,000 promissory note to Mr. McMillan

5.Modification of the earnout provisions to guarantee Dr. Mike Hernandez’s earnout through a $3,750,000 note issuance with a five year maturity earning interest at five percent

6.Reducing Mr. McMillan’s remaining earnout potential to $1,200,000, tied to financial performance for the next three years, as set by the board of directors at the beginning of each year.

Greater detail regarding this information can be obtained in our Current Report on Form 8-K filed with the SEC on or about the date hereof.

About CynergisTek Inc.

CynergisTek is a top-ranked cybersecurity and information management consulting firm dedicated to serving the healthcare industry. CynergisTek offers specialized services and solutions to help organizations achieve privacy, security, compliance, and document output management goals. Since 2004, the company has served as a partner to hundreds of healthcare organizations and is dedicated to supporting and educating the industry by contributing to relevant industry associations. The company has been named in numerous research reports as one of the top firms that provider organizations turn to for privacy and security and won the 2017 Best in KLAS award for Cyber Security Advisory Services.

About BMO

As one of the largest diversified financial services providers in North America with over $500B in assets, BMO is a global, universal bank with full service corporate and investment banking platforms.  For over 200 years BMO has served commercial clients with a broad range of financing, operational, and advisory services.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek that can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “may” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product/services development, long and uncertain sales cycles, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, future capital requirements, competition from other providers, the ability of our vendors to continue supplying the company with equipment, parts, supplies and services at comparable terms and prices and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Bryan Flynn
InvestorRelations@CynergisTek.com